Exhibit 99.1

Healthpeak Reports Fourth Quarter and Year Ended 2020 Results
DENVER, February 9, 2021 - Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the fourth quarter and full year ended December 31, 2020.
FOURTH QUARTER 2020 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.27 per share, NAREIT FFO of $0.32 per share, FFO as Adjusted of $0.41 per share and blended Total Same-Store Portfolio Cash NOI growth of 4.2%.
–Significant progress on the sale of $4 billion of senior housing assets:
▪Closed on 12 transactions generating gross proceeds of $2.5 billion
◦70 SHOP assets containing 7,637 units generating gross proceeds of $1.32 billion at a blended 3.1% annualized trailing 3-month cap rate
◦45 NNN assets containing 4,388 units generating gross proceeds of $1.04 billion at a blended 7.7% annualized trailing 3-month lease yield and a blended 5.6% annualized trailing 3-month EBITDAR yield
◦2 loan repayments generating gross proceeds of $117 million at a blended 7.3% annualized trailing 3-month interest yield
◦Short-term seller financing provided on closed transactions of $620 million, of which approximately $250 million is currently anticipated to be repaid in 1Q 2021
▪Executed purchase and sale agreements and / or offer letters on an additional $1.5 billion of senior housing assets
–Acquisitions:
▪In December 2020, acquired a 5.4 acre land parcel situated on the Medical City Dallas campus in Dallas, TX, for $34 million. The site currently includes a 124-bed behavioral hospital leased to HCA Healthcare (“HCA”). The addition of this site results in Healthpeak owning the entire Medical City Dallas campus, and will allow for the future development and expansion of critical medical services with HCA.
▪In February 2021, acquired a 48,360 square foot medical office building located on HCA's TriStar Centennial Medical Center campus in Nashville, TN for $13.4 million, representing a stabilized cash capitalization rate of 6%. The addition of this property results in Healthpeak owning all non-HCA owned medical office buildings on the campus, representing approximately 830,000 square feet.
▪Previously announced acquisitions:
◦In December 2020, closed on the previously announced $664 million life science acquisition of Cambridge Discovery Park, a 607,000 square foot life science property located in the West Cambridge submarket of Boston, Massachusetts. The stabilized cash and GAAP capitalization rates are 5% and 6.5%, respectively.
◦In October 2020, executed a definitive agreement to acquire approximately 12 acres of land in South San Francisco, CA, for $128 million in an off-market transaction. The land is adjacent to two sites currently held by Healthpeak as land for future development: Forbes Research Center and Modular Labs III. Healthpeak intends to entitle the acquisition sites for a new development of at least 500,000 square feet, which could join with our adjacent sites to create a multi-phase, scalable development campus totaling 1 million square feet or more.
◦In October 2020, acquired a 7-property medical office portfolio, totaling 437,000 square feet, for $169 million, which represents year-one cash and GAAP capitalization rates of 5.5% and 5.6%, respectively
–Development:
▪In December 2020, executed two leases totaling 175,000 square feet at Phases II and III at The Shore in South San Francisco, CA which are expected to deliver in 4Q 2021 and 1Q 2022, respectively. Both leases were signed with existing Healthpeak tenants expanding within our portfolio. The entire 630,000 square feet of Phases I, II and III combined are now 94% pre-leased.

▪In the fourth quarter, delivered the second building at Phase I of The Shore at Sierra Point in South San Francisco, CA, representing 92,000 square feet that was 100% leased upon delivery
▪In the fourth quarter, delivered an 81,000 square foot life science building in San Diego, CA, located at Ridgeview Business Park, a seven-building, 702,000 square foot campus. The building was 100% leased upon delivery.
▪In December 2020, delivered a 42,000 square foot, two-story Class A medical office building located on the Oak Hill Hospital campus in Brooksville, FL. The development was 65% leased to HCA upon delivery.
–Balance sheet:
▪In January 2021, with proceeds generated from our senior housing sales, commenced the debt repayment of $1.45 billion of senior unsecured notes with maturity dates in 2023 and 2024 with a weighted average coupon of approximately 4%
◦On January 28, 2021, $782 million of notes were repaid through the tender offers
◦The balance of the notes will be redeemed on February 26, 2021 through the make-whole provisions
▪Total debt extinguishment costs are anticipated to be approximately $165 million, of which $145 million is related to mark-to-market due to the decline in interest rates since the issuance of these bonds
▪Pro forma for the $1.45 billion of debt repayments:
◦No senior unsecured notes maturing until February 2025
◦Weighted average maturity improves to approximately 7.2 years
◦Weighted average interest rate improves to 3.5%
◦Q4 annualized Net Debt to Adjusted EBITDAre improves to approximately 5.1x
–The Board of Directors declared a quarterly common stock cash dividend of $0.30 per share to be paid on March 5, 2021, to stockholders of record as of the close of business on February 22, 2021
▪The adjustment to the dividend aligns our payout ratio with our targeted Life Science, Medical Office and CCRC portfolio and strategy
▪Will result in $150 million of annual dividend savings
–Recently named Nareit Leader in the Light for the ninth time, and to the CDP Leadership Band and the Dow Jones Sustainability Index for the eighth consecutive year; received the Green Star designation from GRESB for the ninth consecutive year; listed in S&P Global’s Sustainability Yearbook for the sixth consecutive year; and named to the Bloomberg Gender-Equality Index and Newsweek's list of America's Most Responsible Companies for the second consecutive year.

FULL YEAR 2020 HIGHLIGHTS
–Net income of $0.77 per share, NAREIT FFO of $1.30 per share, FFO as adjusted of $1.64 per share, and blended Total Same-Store Portfolio Cash NOI growth of 3.8%
–Announced $1.9 billion of acquisitions including:
▪$1.1 billion of life science acquisitions
▪$232 million of medical office acquisitions
▪$541 million for the remaining 51% interest in 13 CCRCs
–Announced $4.8 billion of dispositions including:
▪$4.3 billion of non-core senior housing assets
▪$489 million of other non-core asset sales
–Development:
▪Delivered 8 development projects totaling approximately 780,000 square feet
▪Commenced 275,000 square feet of new development projects, representing $210 million of estimated total spend
▪Signed 780,000 square feet of leases at our active life science development projects
▪68% pre-leased life science and medical office development pipeline
–Balance sheet:
▪Issued $600 million of 2.875% senior unsecured notes due 2031

▪Repaid $550 million of senior unsecured notes due in 2022 and 2023 with a weighted average coupon rate of 3.65%
–Established new corporate headquarters in Denver, Colorado
–Replaced Board of Directors age 75 retirement policy with a Director term limit of 15 years
–We earned numerous ESG recognitions in 2020. We received Nareit’s Leader in the Light award for the ninth time; were nominated for Best Proxy Statement (Large Cap Companies) by IR Magazine and Corporate Secretary; were named a constituent in the FTSE4Good Index, as well as received a Green Star rating from the Global Real Estate Sustainability Benchmark (GRESB) for the ninth consecutive year; were named to CDP’s Leadership band, as well as listed in S&P Global’s North America Dow Jones Sustainability Index, for the eighth consecutive year; were listed in S&P Global’s Sustainability Yearbook for the sixth consecutive year; were named to the Bloomberg Gender-Equality Index, Corporate Responsibility Magazine’s 100 Best Corporate Citizens list, and Newsweek’s America’s Most Responsible Companies list for the second consecutive year; and received a rating of “Prime” by ISS ESG Corporate Rating.

FOURTH QUARTER COMPARISON

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income (loss), diluted	$146,129	$0.27	$43,200	$0.09
NAREIT FFO, diluted	176,477	0.32	195,892	0.39
FFO as Adjusted, diluted	220,525	0.41	220,400	0.44
AFFO, diluted	190,991		170,641
FULL YEAR COMPARISON

	Year Ended December 31, 2020		Year Ended December 31, 2019
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income (loss), diluted	$411,147	$0.77	$43,987	$0.09
NAREIT FFO, diluted	700,029	1.30	786,899	1.59
FFO as Adjusted, diluted	880,678	1.64	870,748	1.76
AFFO, diluted	779,367		752,411

NAREIT FFO, FFO as Adjusted, AFFO, Same-Store Cash NOI, Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "December 31, 2020 Discussion and Reconciliation of Non-GAAP Financial Measures” for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.
REPORTING UPDATES
Healthpeak made the following reporting updates:
▪During 2020, Healthpeak established and began executing a strategy to dispose of its senior housing triple-net and SHOP assets. As noted above, many of those dispositions have already occurred and the remainder are in process for 2021. At December 31, 2020, Healthpeak evaluated the criteria in U.S. generally accepted accounting principles and concluded that the operating results related to its senior housing triple-net and SHOP assets should be classified as discontinued operations for all periods presented. Accordingly, comparative periods have been recast to reflect the operating results related to these assets as discontinued operations.
▪Beginning in the fourth quarter of 2020, Healthpeak reports operating results from (i) its small hospital portfolio in the medical office segment, and (ii) its remaining unconsolidated SWF SH JV in other the non-reportable segment. Metrics reported for comparative periods have been recast to conform with the current period presentation.
SAME-STORE ("SS") OPERATING SUMMARY

The tables below outline the year-over-year three-month and full year SS Cash NOI growth on an actual and pro forma basis. The Pro Forma table reflects results before the aforementioned reporting updates. Hospitals are included in Other, our SWF SH JV is included in SHOP, and stabilized held for sale senior housing triple-net and SHOP properties are included in their respective segments in the pro forma table.

Year-Over-Year Total SS Portfolio Cash NOI Growth
	Three Month	% of SS	Full Year	% of SS
Life science	7.8%	47.1%	6.2%	43.3%
Medical office	1.2%	52.9%	2.1%	56.7%
Total Portfolio	4.2%	100.0%	3.8%	100.0%

Pro Forma Year-Over-Year Total SS Portfolio Cash NOI Growth
	Three Month	Full Year
Life science	7.8%	6.2%
Medical office	1.6%	2.2%
Senior housing triple-net	3.6%	3.4%
SHOP	(25.8%)	(27.5%)
Other	(3.5%)	1.4%
Total Portfolio	(1.2%)	1.0%

SENIOR HOUSING (SHOP AND NNN) DISPOSITIONS
Closed on 12 transactions generating gross proceeds of $2.5 billion:
▪70 SHOP assets containing 7,637 units generating gross proceeds of $1.32 billion at a blended 3.1% annualized trailing 3-month cap rate
▪45 NNN assets containing 4,388 units generating gross proceeds of $1.04 billion at a blended 7.7% annualized trailing 3-month lease yield and a blended 5.6% annualized trailing 3-month EBITDAR yield
▪2 loan repayments generating gross proceeds of $117 million at a blended 7.3% annualized trailing 3-month interest yield
▪$620 million of short-term seller financing was provided to purchasers on various transactions, of which approximately $250 million is currently anticipated to be repaid in 1Q 2021
▪The weighted average age of the SHOP and NNN assets that were sold is 23 years
Transactions closed during the 4th quarter include:
▪In December, a $358 million sale of a 10-property NNN portfolio, totaling 702 units, operated by Aegis Senior Living
▪In December, a $312 million sale of a 12-property SHOP portfolio, totaling 1,561 units, operated by Atria Senior Living. Seller financing of approximately $60 million was provided to the purchaser.
▪From October through December, through 4 separate transactions, a $156 million sale of 10 SHOP properties and 3 NNN properties, totaling 1,384 units. The operators include Atria Senior Living (5), Capital Senior Living (3), Sunrise Senior Living (2), Saber (2) and LCB (1).
▪In December, a $109 million sale of the 620 Terry development loan
Transactions closed subsequent to the 4th quarter include:
▪In January, a $664 million sale of a 32-property SHOP portfolio, totaling 3,235 units, operated by Sunrise Senior Living. Seller financing of $410 million was provided to the purchaser.
▪In January, a $510 million sale of a 24-property NNN portfolio, totaling 2,552 units, operated by Brookdale Senior Living. As part of this transaction, Healthpeak was relieved of the remaining $30 million cap-ex obligation.
▪In January, a $230 million sale of a portfolio of 16 SHOP properties, totaling 1,801 units, predominantly located in Texas. The operators include Capital Senior Living (7), Atria Senior Living (6) and Life Care Services (3). Seller financing of $150 million was provided to the purchaser.

▪In February, a $132 million sale of an 8-property NNN portfolio, totaling 790 units, operated by Harbor Retirement Associates.

MEDICAL OFFICE ACQUISITIONS
MEDICAL CITY DALLAS LAND PARCEL
In December 2020, Healthpeak acquired a 5.4 acre land parcel situated on the Medical City Dallas campus in Dallas, TX, for $34 million. The site includes a 124-bed behavioral hospital leased to HCA.
This strategic parcel of land is the final contiguous site on the Medical City Dallas campus that was not owned by Healthpeak. The addition of this site results in Healthpeak owning the entire Medical City Dallas campus, and will allow for the future development and expansion of critical medical services with HCA.
CENTENNIAL MEDICAL CENTER CAMPUS MEDICAL OFFICE BUILDING
In February 2021, acquired a 48,360 square foot medical office building located on HCA's TriStar Centennial Medical Center campus for $13.4 million, representing a stabilized cash capitalization rate of 6%. The building is currently 83% leased with a 3-year weighted average lease term.
The addition of this property results in Healthpeak owning all non-HCA owned medical office buildings on the campus, representing approximately 830,000 square feet, and further strengthens Healthpeak’s relationship with HCA.
LIFE SCIENCE DEVELOPMENT UPDATES
THE SHORE AT SIERRA POINT PHASES II AND III - LEASING UPDATE
In December 2020, signed a 10-year, 109,000 square foot full-building lease with a publicly-traded biotechnology company for all of Phase III at The Shore at Sierra Point, our life science development project in San Francisco, CA. Also, in December 2020, signed a 10-year, 66,000 square foot lease at The Shore Phase II with a publicly-traded biotechnology company. Both leases are expansions of our relationships with existing Bay Area tenants. The Shore Phases II and III, representing 407,000 square feet are now 91% pre-leased, with occupancy expected in 4Q 2021 and 1Q 2022, respectively.
DEVELOPMENT DELIVERIES
In the fourth quarter, completed two full buildings totaling 173,000 square feet, inclusive of 92,000 square feet at The Shore Phase I in San Francisco, CA and 81,000 square feet at our Ridgeview Business Park campus in San Diego, CA. The buildings are 100% committed under long-term leases to pharmaceutical and R&D companies, respectively.
MEDICAL OFFICE DEVELOPMENT UPDATES
In December 2020, delivered a 42,000 square foot, two-story Class A medical office building located on the Oak Hill Hospital campus in Brooksville, FL. The $12 million development was 65% leased to HCA upon delivery.
BALANCE SHEET
SENIOR UNSECURED NOTES
In January 2021, with proceeds generated from our senior housing sales, commenced the debt repayment of $1.45 billion of senior unsecured notes with maturity dates in 2023 and 2024 with a weighted average coupon of approximately 4%. The following debt has been repaid:
▪$112 million of the $300 million 4.25% senior unsecured notes due November 2023
▪$201 million of the $350 million 4.20% senior unsecured notes due March 2024
▪$469 million of the $800 million 3.875% senior unsecured notes due August 2024
The balance of the notes will be redeemed on February 26, 2021, through make-whole provisions.
Total debt extinguishment costs for the $1.45 billion of repayments are anticipated to be approximately $165 million, of which $145 million is related to mark-to-market due to the decline in interest rates since the issuance of these bonds. Pro forma for the debt repayments, Healthpeak will have no senior unsecured notes maturing until February 2025, a weighted average debt maturity of 7.2 years, and a weighted average senior unsecured notes coupon rate of 3.5%.
2021 GUIDANCE
For full year 2021, we have established the following guidance ranges:
▪Diluted earnings per common share of $1.02 to $1.12

▪Diluted NAREIT FFO per share of $1.05 to $1.15
▪Diluted FFO as Adjusted per share of $1.50 to $1.60
▪Blended Total Portfolio Same-Store Cash NOI growth of 1.50% to 3.00%
Components to Blended Total Portfolio Same-Store Cash NOI guidance:
▪Life Science: 4.00% to 5.00%; 50% of the full year 2021 same-store pool
▪Medical Office: 1.50% to 2.50%; 47% of the full year 2021 same-store pool
▪CCRC: (30.00%) to (15.00%); 3% of the full year 2021 same-store pool
These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. These estimates are based on our view of existing market conditions, transaction timing and other assumptions for the year ending December 31, 2021. For additional details and assumptions underlying this guidance, please see pages 41 and 42 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, which are both available in the Investor Relations section of our website at http://ir.healthpeak.com
COMPANY INFORMATION
Healthpeak has scheduled a conference call and webcast for Wednesday, February 10, 2021, at 10:00 a.m. Mountain Time (12:00 p.m. Eastern Time) to present its performance and operating results for the fourth quarter ended December 31, 2020. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (international). The conference ID number is 7566434. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through February 10, 2022, and a telephonic replay can be accessed through February 24, 2021, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international) and entering conference ID number 10150970. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRCs, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; (iii) statements regarding the impact of the COVID-19 pandemic on our business, financial condition and results of operations; and (iv) the information presented under the heading "2021 Guidance." Pending dispositions, including those subject to binding agreements, remain subject to closing conditions and may not close within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the severity and duration of the COVID-19 pandemic; actions that have been taken and may continue to be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact; the impact of the COVID-19 pandemic and health and safety measures taken to reduce the spread; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; the imposition of laws or regulations prohibiting the eviction of our tenants, including new governmental efforts in response to COVID-19; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses, including as a result of hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause such losses and/or performance declines by us or our tenants and operators; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our or our counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; our ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including the ongoing economic downturn, volatility in the financial markets and high unemployment rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; our ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.
CONTACT
Andrew Johns
Vice President – Corporate Finance and Investor Relations
949-407-0400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	December 31, 2020	December 31, 2019
Assets
Real estate:
Buildings and improvements	$11,048,433	$8,112,193
Development costs and construction in progress	613,182	654,792
Land	1,867,278	1,605,599
Accumulated depreciation and amortization	(2,409,135)	(2,141,960)
Net real estate	11,119,758	8,230,624
Net investment in direct financing leases	44,706	84,604
Loans receivable, net of reserves of $10,280 and $0	195,375	190,579
Investments in and advances to unconsolidated joint ventures	402,871	774,381
Accounts receivable, net of allowance of $3,994 and $387	42,269	44,842
Cash and cash equivalents	44,226	80,398
Restricted cash	67,206	13,385
Intangible assets, net	519,917	260,204
Assets held for sale and discontinued operations, net	2,626,306	3,648,265
Right-of-use asset, net	192,349	167,316
Other assets, net	665,106	538,293
Total assets	$15,920,089	$14,032,891

Liabilities and Equity
Bank line of credit and commercial paper	$129,590	$93,000
Term loan	249,182	248,942
Senior unsecured notes	5,697,586	5,647,993
Mortgage debt	221,621	12,317
Intangible liabilities, net	144,199	74,991
Liabilities related to assets held for sale and discontinued operations, net	415,737	403,688
Lease liability	179,895	152,400
Accounts payable, accrued liabilities, and other liabilities	763,391	457,532
Deferred revenue	774,316	274,554
Total liabilities	8,575,517	7,365,417
Commitments and contingencies
Common stock, $1.00 par value: 750,000,000 shares authorized; 538,405,393 and 505,221,643 shares issued and outstanding	538,405	505,222
Additional paid-in capital	10,229,857	9,183,892
Cumulative dividends in excess of earnings	(3,976,232)	(3,601,199)
Accumulated other comprehensive income (loss)	(3,685)	(2,857)
Total stockholders' equity	6,788,345	6,085,058

Joint venture partners	357,069	378,061
Non-managing member unitholders	199,158	204,355
Total noncontrolling interests	556,227	582,416
Total equity	7,344,572	6,667,474

Total liabilities and equity	$15,920,089	$14,032,891

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Revenues:
Rental and related revenues	$309,597	$277,307	$1,182,108	$1,069,502
Resident fees and services	115,757	34,460	436,494	144,327
Income from direct financing leases	2,151	4,177	9,720	16,666
Interest income	4,192	2,976	16,553	9,844
Total revenues	431,697	318,920	1,644,875	1,240,339

Costs and expenses:
Interest expense	54,088	55,344	218,336	217,612
Depreciation and amortization	147,175	112,844	553,949	435,191
Operating	184,215	105,420	782,541	405,244
General and administrative	25,507	21,521	93,237	92,966
Transaction costs	1,422	891	18,342	1,963
Impairments and loan loss reserves (recoveries), net	26,742	2,655	42,909	17,708
Total costs and expenses	439,149	298,675	1,709,314	1,170,684
Other income (expense):
Gain (loss) on sales of real estate, net	4,714	(6,747)	90,350	(40)
Loss on debt extinguishments	—	(22,213)	(42,912)	(58,364)
Other income (expense), net	(128)	158,044	234,684	165,069
Total other income (expense), net	4,586	129,084	282,122	106,665

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	(2,866)	149,329	217,683	176,320
Income tax benefit (expense)	2,631	1,940	9,423	5,479
Equity income (loss) from unconsolidated joint ventures	(18,969)	2,051	(66,599)	(6,330)
Income (loss) from continuing operations	(19,204)	153,320	160,507	175,469
Income (loss) from discontinued operations	169,449	(105,961)	267,746	(115,408)

Net income (loss)	150,245	47,359	428,253	60,061
Noncontrolling interests' share in continued operations	(3,829)	(3,838)	(14,394)	(14,558)
Noncontrolling interests' share in discontinued operations	(22)	(1)	(296)	27
Net income (loss) attributable to Healthpeak Properties, Inc.	146,394	43,520	413,563	45,530
Participating securities' share in earnings	(265)	(320)	(2,416)	(1,543)
Net income (loss) applicable to common shares	$146,129	$43,200	$411,147	$43,987

Basic earnings (loss) per common share:
Continuing operations	$(0.04)	$0.30	$0.27	$0.33
Discontinued operations	0.31	(0.21)	0.50	(0.24)
Net income (loss) applicable to common shares	$0.27	$0.09	$0.77	$0.09

Diluted earnings (loss) per common share:
Continuing operations	$(0.04)	$0.30	$0.27	$0.33
Discontinued operations	0.31	(0.21)	0.50	(0.24)
Net income (loss) applicable to common shares	$0.27	$0.09	$0.77	$0.09

Weighted average shares outstanding:
Basic	538,381	497,116	530,555	486,255
Diluted	538,381	500,493	531,056	489,335

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss) applicable to common shares	$146,129	$43,200	$411,147	$43,987
Real estate related depreciation and amortization	155,749	190,798	697,143	659,989
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	25,040	15,151	105,090	60,303
Noncontrolling interests' share of real estate related depreciation and amortization	(4,863)	(5,128)	(19,906)	(20,054)
Other real estate-related depreciation and amortization	319	1,357	2,766	6,155
Loss (gain) on sales of depreciable real estate, net	(302,613)	(4,193)	(550,494)	(22,900)
Healthpeak's share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	—	(2,118)	(9,248)	(2,118)
Noncontrolling interests' share of gain (loss) on sales of depreciable real estate, net	—	129	(3)	335
Loss (gain) upon change of control, net(1)	13,249	(155,225)	(159,973)	(166,707)
Taxes associated with real estate dispositions	3,204	—	(7,785)	—
Impairments (recoveries) of depreciable real estate, net	138,634	110,284	224,630	221,317
NAREIT FFO applicable to common shares	174,848	194,255	693,367	780,307
Distributions on dilutive convertible units and other	1,629	1,637	6,662	6,592
Diluted NAREIT FFO applicable to common shares	$176,477	$195,892	$700,029	$786,899
Diluted NAREIT FFO per common share	$0.32	$0.39	$1.30	$1.59
Weighted average shares outstanding - diluted NAREIT FFO	544,243	506,017	536,562	494,335
Impact of adjustments to NAREIT FFO:
Transaction-related items(2)	$33,277	$1,688	$128,619	$15,347
Other impairments (recoveries) and other losses (gains), net(3)	7,896	—	(22,046)	10,147
Restructuring and severance related charges	2,911	—	2,911	5,063
Loss on debt extinguishments	—	22,213	42,912	58,364
Litigation costs (recoveries)	—	29	232	(520)
Casualty-related charges (recoveries), net	—	530	469	(4,106)
Foreign currency remeasurement losses (gains)	—	100	153	(250)
Valuation allowance on deferred tax assets(4)	—	—	31,161	—
Tax rate legislation impact(5)	—	—	(3,590)	—
Total adjustments	44,084	24,560	180,821	84,045
FFO as Adjusted applicable to common shares	218,932	218,815	874,188	864,352
Distributions on dilutive convertible units and other	1,593	1,585	6,490	6,396
Diluted FFO as Adjusted applicable to common shares	$220,525	$220,400	$880,678	$870,748
Diluted FFO as Adjusted per common share	$0.41	$0.44	$1.64	$1.76
Weighted average shares outstanding - diluted FFO as Adjusted	544,243	506,017	536,562	494,335
_______________________________________
(1)For the year ended December 31, 2020, includes a $170 million gain upon consolidation of 13 continuing care retirement communities ("CCRCs") in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. For the three and twelve months ended December 31, 2019, includes a $161 million gain upon deconsolidation of 19 previously consolidated senior housing assets that were contributed into a new, unconsolidated joint venture. Gains and losses upon change of control are included in other income (expense), net in the consolidated statements of operations.
(2)For the year ended December 31, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to LCS, partially offset by the tax benefit recognized related to those expenses. The expenses related to terminating management agreements are included in operating expenses in the consolidated statements of operations.
(3)For the three months and year ended December 31, 2020, includes reserves for loan losses under the current expected credit losses accounting standard in accordance with Accounting Standards Codification 326, Financial Instruments – Credit Losses ("ASC 326"). The year ended December 31, 2020 also includes a gain on sale of a hospital that was in a direct financing lease ("DFL") and the impairment of an undeveloped MOB land parcel, which was sold during the third quarter. For the year ended December 31, 2019, represents the impairment of 13 senior housing triple-net facilities under DFLs recognized as a result of entering into sales agreements.
(4)For the year ended December 31, 2020, represents the valuation allowance and corresponding income tax expense related to deferred tax assets that are no longer expected to be realized as a result of our plan to dispose of our SHOP portfolio. We determined we were unlikely to hold the assets long enough to realize the future value of certain deferred tax assets generated by the net operating losses of our taxable REIT subsidiaries.
(5)For the year ended December 31, 2020, represents the tax benefit from the CARES Act, which extended the net operating loss carryback period to five years.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
FFO as Adjusted applicable to common shares	$218,932	$218,815	$874,188	$864,352
Amortization of deferred compensation	3,977	3,177	17,368	14,790
Amortization of deferred financing costs	2,488	2,689	10,157	10,863
Straight-line rents	(5,230)	(6,259)	(29,316)	(28,451)
AFFO capital expenditures	(32,251)	(46,004)	(93,579)	(108,844)
Lease restructure payments	355	284	1,321	1,153
CCRC entrance fees(1)	—	4,785	—	18,856
Deferred income taxes	(6,447)	(4,909)	(15,647)	(18,972)
Other AFFO adjustments(2)	7,538	(3,574)	8,213	(7,927)
AFFO applicable to common shares	189,362	169,004	772,705	745,820
Distributions on dilutive convertible units and other	1,629	1,637	6,662	6,591
Diluted AFFO applicable to common shares	$190,991	$170,641	$779,367	$752,411
Weighted average shares outstanding - diluted AFFO	544,243	506,017	536,562	494,335
 _______________________________________
(1)In connection with the acquisition of the remaining 51% interest in the CCRC JV in January 2020, we consolidated the 13 communities in the CCRC JV and recorded the assets and liabilities at their acquisition date relative fair values, including the CCRC contract liabilities associated with previously collected non-refundable entrance fees. In conjunction with increasing those CCRC contract liabilities to their fair value, we concluded that we will no longer adjust for the timing difference between non-refundable entrance fees collected and amortized as we believe the amortization of these fees is a meaningful representation of how we satisfy the performance obligations of the fees. As such, upon consolidation of the CCRC assets, we no longer exclude the difference between CCRC entrance fees collected and amortized from the calculation of AFFO. For comparative periods presented, the adjustment continues to represent our 49% share of non-refundable entrance fees collected by the CCRC JV, net of reserves and net of CCRC JV entrance fee amortization.
(2)Primarily includes our share of AFFO capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of AFFO capital expenditures from consolidated joint ventures. For the three months and year ended December 31, 2020, includes an increase to insurance claims that have been incurred but not yet reported on the 13 CCRCs in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020 and senior housing triple-net assets that transitioned to RIDEA structures during the year.